 As filed with the Securities and Exchange Commission on February 15, 2001.                     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

  Incorporated                            PROVIDENT FINANCIAL GROUP, INC.               I.R.S. Employer
Under the Laws                                             One East Fourth Street                                      Identification No.
      of Ohio                                               CINCINNATI, OHIO 45202                                     31-0982792

GLENWAY FINANCIAL CORPORATION 1990 STOCK OPTION AND INCENTIVE PLAN

FIDELITY FEDERAL SAVINGS BANK 1992 STOCK INCENTIVE PLAN

FIDELITY FINANCIAL OF OHIO, INC. 1997 STOCK OPTION PLAN

OHSL FINANCIAL CORP. 1992 STOCK OPTION AND INCENTIVE PLAN

PROVIDENT FINANCIAL GROUP, INC. 2000 EMPLOYEE STOCK OPTION PLAN

Mark E. Magee, Esq.
Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2861
(Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

                                                      Proposed      Proposed
     Title of                                          Maximum       Maximum
    Securities         Amount          Offering       Aggregate     Amount of
      To Be             To Be            Price        Offering    Registration
    Registered       Registered(1)    Per Share(2)    Price(2)       Fee(3)
------------------ ----------------- -------------- ------------- ------------

   Common Stock,     100,000 Shares      $30.34      $3,034,000       $759
   No par value
------------------ ----------------- -------------- ------------- ------------
(1)	This Registration Statement is filed for up to an additional 100,000 shares issuable upon the exercise of options granted pursuant to the Provident Financial Group, Inc. 2000 Employee Stock Option Plan. This registration statement does not cover any additional shares issuable upon the exercise of options granted pursuant to the Glenway Financial Corporation 1990 Stock Option and Incentive Plan, the Fidelity Federal Savings Bank 1992 Stock Incentive Plan, the Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan or the OHSL Financial Corp. 1992 Stock Option and Incentive Plan.

(2)	Estimated solely for purposes of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on February 9, 2001 at $30.34 per share.

      The contents of Registration No. 333-96503, as filed with the Commission on February 9, 2000, are incorporated herein by reference.

Item 8. Exhibits*

Exhibit 4.1	Glenway Financial Corporation 1990 Stock Option and Incentive Plan, as Amended (formerly known as the Centennial Financial Corp. 1990 Stock Option and Incentive Plan) (incorporated by reference to Centennial Financial Corp.'s Form S-8, File No. 33-52984, filed with the SEC on October 6, 1992)

Exhibit 4.2	Second Amendment to the Glenway Financial Corporation 1990 Stock Option and Incentive Plan (incorporated by reference to Provident's Form S-8, File No. 333-96503, filed with the SEC on February 9, 2000)

Exhibit 4.3	Fidelity Federal Savings Bank 1992 Stock Incentive Plan (incorporated by reference to Fidelity Financial of Ohio, Inc.‘s Form S-1, File No. 33-99304, filed with the SEC on November 14, 1995)

Exhibit 4.4	Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan (incorporated by reference to Fidelity Financial of Ohio, Inc.'s Form 10-K filed with the SEC on March 30, 1998)

Exhibit 4.5	First Amendment to the Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan (incorporated by reference to Provident's Form S-8, File No. 333-96503, filed with the SEC on February 9, 2000)

Exhibit 4.6	OHSL Financial Corp. 1992 Stock Option and Incentive Plan (incorporated by reference to OHSL Financial Corp.'s Form S-1, File No. 33-53348, filed with the SEC on October 16, 1992)

Exhibit 4.7	Provident Financial Group, Inc. 2000 Employee Stock Option Plan (incorporated by reference to Provident's Form S-8, File No. 333-96503, filed with the SEC on February 9, 2000)

Exhibit 5	Opinion of Keating, Muething & Klekamp, P.L.L.

Exhibit 23.1	Consent of Ernst & Young, L.L.P.

Exhibit 23.2	Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)

Exhibit 24	Power of Attorney (contained in the signature page)

        *All exhibits are filed herewith uless otherwise indicated.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on February 15, 2001.

PROVIDENT FINANCIAL GROUP, INC.

By:_______/s/ Robert L. Hoverson_______
Robert L. Hoverson
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Robert L. Hoverson or Mark E. Magee or Christopher J. Carey as attorney-in-fact to sign on his behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.

Signature                        Capacity                      Date
---------                        --------                      ----

*  /s/ Robert L. Hoverson        Chief Executive               February 15, 2001
-----------------------------    Officer and Director
Robert L. Hoverson               (Principal Executive
                                 Officer)

*  /s/ Philip R. Myers           Executive Vice President      February 15, 2001
-----------------------------    and Director
Philip R. Myers

*  /s/ Christopher J. Carey      Executive Vice President      February 15, 2001
-----------------------------    and Chief Financial Officer
Christopher J. Carey             (Principal Financial Officer
                                 and Principal Accounting
                                 Officer)

*  /s/ Jack M. Cook              Director                      February 15, 2001
-----------------------------
Jack M. Cook

*                                Director                      February __, 2001
-----------------------------
Thomas D. Grote, Jr.

*  /s/ Joseph A. Pedoto          Director                      February 15, 2001
-----------------------------
Joseph A. Pedoto

*  /s/ Sidney A. Peerless        Director                      February 15, 2001
-----------------------------
Sidney A. Peerless

*  /s/ Joseph A. Steger          Director                      February 15, 2001
-----------------------------
Joseph A. Steger